Exhibit 10.13

EXECUTION VERSION

FIRST AMENDMENT AND REFINANCING AGREEMENT

This FIRST AMENDMENT AND REFINANCING AGREEMENT (this “Refinancing Amendment”), dated as of  March 1, 2011, which amends that certain Credit Agreement, dated as of October 1, 2010, among the Borrower, Holdings, the Administrative Agent (each as defined below), the lenders from time to time party thereto, and the other agents party thereto (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), is made by and among NBTY, INC., a Delaware corporation (the “Borrower”), ALPHABET HOLDING COMPANY, INC., a Delaware corporation (“Holdings”), each of the undersigned banks and other financial institutions party hereto as lenders (in such capacity, the “Refinancing Lenders”), BARCLAYS CAPITAL, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (formerly Banc of America Securities LLC), and CREDIT SUISSE SECURITIES (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners (the “Arrangers”), CREDIT SUISSE SECURITIES (USA) LLC and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Co-Syndication Agents, CITIBANK, N.A., MIZUHO CORPORATE BANK, LTD. and SUMITOMO MITSUI BANKING CORPORATION, as Co-Documentation Agents, and BARCLAYS BANK PLC, as administrative agent, swing line lender and letter of credit issuer (in such capacities, the “Administrative Agent”, the “Swing Line Lender” and “L/C Issuer”, respectively).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

WHEREAS, Section 2.20 of the Credit Agreement permits the addition to the Facilities of one or more new term loan facilities and/or new revolving credit facilities of “Specified Refinancing Debt” for the purposes of refinancing all or any portion of the Term Loans and/or all or any portion of the Revolving Credit Loans (or any unused Revolving Credit Commitments), in each case then outstanding under the Credit Agreement, and in all cases subject to certain restrictions and conditions set forth in Sections 2.20 and 10.01 of the Credit Agreement;

WHEREAS, pursuant to Section 2.20(b) of the Credit Agreement, the Borrower desires to create a new class of Term B-1 Loans (as defined below) under, and as defined in, the Amended Credit Agreement (as defined in Section 7 below) having identical terms with, and having the same rights and obligations under the Loan Documents, as the Term B Loans, as set forth in the Credit Agreement and other Loan Documents, except as such terms are amended hereby;

WHEREAS, pursuant to Section 2.20(b) of the Credit Agreement, the Borrower desires to replace the current Revolving Credit Facility under the Credit Agreement with a new Revolving Credit Facility under, and as defined in, the Amended Credit Agreement having identical terms with, and having the same rights and obligations under the Loan Documents, as the Revolving Credit Facility, as set forth in the Credit Agreement and Loan Documents, except as such terms are amended hereby;

WHEREAS, each Refinancing Lender that is also already a Lender under the Credit Agreement prior to giving effect to this Refinancing Amendment (each, an “Existing

Lender”), that executes and delivers a counterpart signature page to this Refinancing Amendment shall be deemed, upon the effectiveness of this Refinancing Amendment, (a) to have granted the applicable waivers and consents set forth in Sections 1 and 6 below, (b) to have made its respective Term B-1 Commitments (as defined below), if any, as set forth on Schedule 2.01 hereto, and (c) to the extent that such Refinancing Lender is a Revolving Credit Lender under the Credit Agreement, to have made its respective Revolving Credit Commitments under the Amended Credit Agreement (as defined below), as set forth on Schedule 2.01 hereto, and such Lender shall thereafter be a Revolving Credit Lender under the Amended Credit Agreement;

WHEREAS, each Refinancing Lender that is not, prior to giving effect to this Refinancing Amendment, already a “Lender” under the Credit Agreement (each, an “Additional Lender”) that executes and delivers a counterpart signature page to this Refinancing Amendment  will (a) grant the applicable waivers and consents set forth in Section 6 below, and (b) make (i) Term B-1 Loans and/or (ii) Revolving Credit Commitments under the Amended Credit Agreement, in each case, in the respective amounts set forth on Schedule 2.01 hereto;

WHEREAS, the Borrower shall pay to each Term B Lender (a) all outstanding principal and all accrued and unpaid interest on its Term B Loans to, but not including, the date of effectiveness of this Refinancing Amendment on such date of effectiveness, and (b) in accordance with Section 2.05(a)(iv) of the Credit Agreement, a prepayment premium of 1.00% of the aggregate principal amount of Term B Loans held by such Term B Lender;

WHEREAS, the Borrower shall pay to each Term A Lender all outstanding principal and all accrued and unpaid interest and fees on its Term A Loans to, but not including, the date of effectiveness of this Refinancing Amendment on such date of effectiveness;

WHEREAS, the Borrower shall pay to each Revolving Credit Lender all outstanding principal, and all accrued and unpaid interest, commitment fees, letter of credit fees, letter of credit reimbursement amounts, other fees and other amounts on its Revolving Credit Loans and/or Revolving Credit Commitments to, but not including, the date of effectiveness of this Refinancing Amendment on such date of effectiveness; and

WHEREAS, the Borrower, Holdings and the Required Lenders wish to make certain other amendments set forth in Section 3 below, pursuant to Sections 2.20 and  10.01 of the Credit Agreement (such amendments, refinancings, joinders of Additional Lenders, repayment of Loans and termination of Commitments, and other transactions described above are collectively referred to herein as the “Refinancing”);

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.              Waivers and Commitments of the Existing Lenders.  Subject to the contemporaneous satisfaction of the conditions precedent set forth in Section 5 hereof, and pursuant to Section 2.20 of the Credit Agreement:

(a)           Each Existing Lender, acting pursuant to Section 10.01 of the Credit Agreement, hereby (i) waives the requirement, set forth in Section 2.20(b) of the Credit

Agreement, that any “proposed Specified Refinancing Debt shall first be requested on a ratable basis from existing Lenders in respect of the Facility and Loans being refinanced”; (ii) waives the requirement, set forth in Section 2.20(b) of the Credit Agreement, requiring that existing Lenders be given at least ten Business Days to respond to a notice of a proposed issuance of Specified Refinancing Debt; and (iii) waives its right to the payment of any breakage, loss or expense under Section 3.05 of the Credit Agreement with respect to its Loans that are being repaid as of the date hereof.

(b)           Each Existing Lender that is a “Term Lender” under the Credit Agreement hereby agrees to provide the Term B-1 Commitments (if any) set forth opposite its name under the heading “Term B-1 Commitment” on Schedule 2.01 to this Refinancing Amendment, pursuant to and in accordance with Section 2.01(b) of the Credit Agreement.  The Term B-1 Commitments provided pursuant to this Refinancing Amendment shall be subject to all of the terms and conditions set forth in the Amended Credit Agreement, and shall be entitled to all the benefits afforded by the Amended Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

(c)           Each Existing Lender that is a “Revolving Credit Lender” under the Credit Agreement hereby agrees to provide the Revolving Credit Commitments (if any) set forth opposite its name under the heading “Revolving Credit Commitment” on Schedule 2.01 to this Refinancing Amendment, pursuant to and in accordance with Section 2.01(c) of the Credit Agreement.  The Revolving Credit Commitments provided pursuant to this Refinancing Amendment shall be subject to all of the terms  and conditions set forth in the Amended Credit Agreement, and shall be entitled to all the benefits afforded by the Amended Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

(d)           Each Existing Lender that is a “Revolving Credit Lender” under the Credit Agreement and each Existing Lender that is a “Term Lender” under the Credit Agreement hereby waives the requirements of Section 2.05(a) of the Credit Agreement that the Borrower provide three Business Days notice prior to the repayment of the Loans, and that such repayment be in specified aggregate or multiple amounts, in each case in connection with the transactions contemplated by this Refinancing Amendment (for the avoidance of doubt, this Section 1(d) shall not constitute a waiver of the notice requirements set forth in Section 5(j) below).

(e)           Each Existing Lender that is a “Revolving Credit Lender” under the Credit Agreement hereby waives the requirements of Sections 2.06(a)(i) and (ii) of the Credit Agreement that the Borrower provide five Business Days notice prior to the termination of Revolving Credit Commitments, and that such termination be in specified aggregate or multiple amounts, in each case in connection with the transactions contemplated by this Refinancing Amendment (for the avoidance of doubt, this Section 1(d) shall not constitute a waiver of the notice requirements set forth in Section 5(j) below).

Section 2.              Joinder and Commitments of the Additional Lenders. Subject to the contemporaneous satisfaction of the conditions precedent set forth in Section 5 hereof, and pursuant to Section 2.20 of the Credit Agreement:

(a)           Each Additional Lender that has indicated on the counterpart signature page bearing its name that it is prepared to make Term B-1 Commitments and Term B-1 Loans under, and pursuant to, the Amended Credit Agreement (such Additional Lender, a “Additional Term B-1 Lender”), hereby agrees to provide the Term B-1 Commitments set forth opposite its name under the heading “Term B-1 Commitment” on Schedule 2.01 to this Refinancing Amendment, pursuant to and in accordance with Section 2.01(b) of the Credit Agreement.  The additional Term B-1 Commitments provided pursuant to this Refinancing Amendment shall be subject to all of the terms and conditions set forth in the Amended Credit Agreement, and shall be entitled to all the benefits afforded by the Amended Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

(b)           Each Additional Term B-1 Lender, the Borrower, Holdings and the Administrative Agent hereby acknowledge and agree that the Term B-1 Commitments provided by each Additional Term B-1 Lender pursuant hereto shall constitute Term B-1 Commitments for all purposes of the Amended Credit Agreement and the other applicable Loan Documents.  Each Additional Term B-1 Lender hereby agrees to make a Term B-1 Loan to the Borrower in an amount equal to its Term B-1 Commitment on the First Refinancing Date, in accordance with Section 2.01(c) of the Amended Credit Agreement.

(c)           Each Additional Lender that has indicated on the counterpart signature page bearing its name that it is prepared to make Revolving Credit Commitments and Revolving Credit Loans under, and pursuant to, the Amended Credit Agreement (such Additional Lender, an “Additional Revolving Credit Lender”), hereby agrees to provide the Revolving Credit Commitments set forth opposite its name under the heading “Revolving Credit Commitment” on Schedule 2.01 to this Refinancing Amendment, pursuant to and in accordance with Section 2.01(c) of the Credit Agreement.  The additional Revolving Credit Commitments provided pursuant to this Refinancing Amendment shall be subject to all of the terms  and conditions set forth in the Amended Credit Agreement, and shall be entitled to all the benefits afforded by the Amended Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

(d)           Each Additional Revolving Credit Lender, the Borrower, Holdings and the Administrative Agent hereby acknowledge and agree that the Revolving Credit Commitments provided by each Additional Revolving Credit Lender pursuant hereto shall constitute Revolving Credit Commitments for all purposes of the Amended Credit Agreement and the other applicable Loan Documents.  Each Additional Revolving Credit Lender hereby agrees to make Revolving Credit Loans to the Borrower, from time to time, in an aggregate amount not to exceed its Revolving Credit Commitment, in accordance with Section 2.01(c) of the Amended Credit Agreement.

(e)           Each Additional Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Refinancing Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative

Agent or any other Additional Lender, or any other Lender or Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender.

(f)            Upon (i) the execution and delivery of a counterpart of this Refinancing Amendment by each Additional Lender, the Administrative Agent and the Borrower, and (ii) the delivery to the Administrative Agent of a fully executed counterpart of this Refinancing Amendment (including by way of telecopy or other electronic transmission of a scanned image), each of the undersigned Additional Lenders shall become Lenders under the Credit Agreement, and shall have the respective Commitments set forth on Schedule 2.01 hereto, effective as of the First Refinancing Date.

(g)           For each Additional Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Lender may be required to deliver to the Administrative Agent pursuant to Section 10.15 of the Credit Agreement.

Section 3.              Amendments to the Credit Agreement.  Pursuant to Section 2.20 of the Credit Agreement, in order to give full effect to the Commitments and Credit Extensions made by the Refinancing Lenders under, and pursuant to, this Refinancing Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, each of the Borrower, Holdings, each Refinancing Lender and the Administrative Agent hereby agree and consent to the amendment of Credit Agreement as set forth below in this Section 3.

(a)           The following defined terms shall be added to Section 1.01 of the Credit Agreement, in alphabetical order:

“Financial Covenant Event of Default” has the meaning specified in Section 8.01(b).

“First Amendment and Refinancing Agreement” means the First Amendment and Refinancing Agreement, dated as of March 1, 2011, made by and among the Borrower, Holdings, the Administrative Agent, and each of the Lenders party thereto.

“First Refinancing Date” means the first date all of the conditions precedent in Section 5 of the First Amendment and Refinancing Agreement are satisfied or waived in accordance with Section 2.20 hereof, and on which the Term B-1 Borrowings are advanced.

“Maximum Incremental Amount” means (a) $250,000,000, and (b) if after giving effect to the requested increase in the applicable Facility (and in the case of an increase in the Revolving Credit Facility, assuming the full borrowing of such increase for such calculation), or the addition of a New Term  Facility, as the case may be, the Borrower would be in Pro Forma Compliance with the Maximum Total Senior Secured Leverage Ratio, in each case for the four-quarter period to which the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) relates, $500,000,000.

“Refinancing Lenders” has the meaning given to such term in the First Amendment and Refinancing Agreement.

“Term B-1 Borrowing” means a borrowing consisting of simultaneous Term B-1 Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B-1 Lenders pursuant to Section 2.01(b).

“Term B-1 Commitment” means, as to each Term B-1 Lender, its obligation to make Term B-1 Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term B-1 Lender’s name on Schedule 2.01 hereto under the heading “Term B-1 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term B-1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The initial aggregate amount of the Term B-1 Commitments is $1,750,000,000.

“Term B-1 Facility” means, at any time, (a) prior to the First Refinancing Date, the aggregate Term B-1 Commitments of all Term B-1 Lenders at such time, and (b) thereafter, the aggregate Term B-1 Loans of all Term B-1 Lenders at such time.

“Term B-1 Increase Effective Date” has the meaning specified in Section 2.16(d).

“Term B-1 Lender” means (a) at any time on or prior to the First Refinancing Date, any Lender that has a Term B-1 Commitment at such time and, (b) at any time after the First Refinancing Date, any Lender that holds Term B-1 Loans at such time.

“Term B-1 Loan” means an advance made, or deemed to be made, by any Term B-1 Lender under the Term B-1 Facility, pursuant to Section 2.01(b).

“Term B-1 Note” means a promissory note of the Borrower payable to the order of any Term B-1 Lender, in substantially the form of Exhibit C-2 hereto, evidencing the indebtedness of the Borrower to such Term B-1 Lender resulting from the Term B-1 Loans made or held by such Term B-1 Lender.

(b)           The definitions of “Consolidated Interest Charges”, “Interest Coverage Ratio”, “Term A Borrowing”, “Term A Commitment”, “Term A Facility”, “Term A Increase Effective Date”, “Term A Lender”, “Term A Loan”, “Term A Note”, “Term B Borrowing”, “Term B Commitment”, “Term B Facility”, “Term B Increase Effective Date”, “Term B Lender”, “Term B Loan” and “Term B Note” in Section 1.01 of the Credit Agreement shall be deleted in their entirety.

(c)           All references to “Term A Borrowing”, “Term A Commitment”, “Term A Facility”, “Term A Increase Effective Date”, “Term A Lender”, “Term A Loan” and “Term A Note” in the Credit Agreement and in the other Loan Documents shall be deemed to have been deleted, respectively, and any change required to be made in conformity with such deletions shall be deemed to have been made.

(d)           All references to “Term B Borrowing”, “Term B Commitment”, “Term B Facility”, “Term B Increase Effective Date”, “Term B Lender”, “Term B Loan” and “Term B

Note”, and all heading references using these and similar terms, in the Credit Agreement and the other Loan Documents shall be deemed to be references to “Term B-1 Borrowing”, “Term B-1 Commitment”, “Term B-1 Facility”, “Term B-1 Increase Effective Date”, “Term B-1 Lender”, “Term B-1 Loan” and “Term B-1 Note”, respectively, unless (x) the context shall require otherwise or (y) such terms shall be specifically employed as a result of an amendment made pursuant to this Section 3).

(e)           All references to “the financial covenants set forth in Section 7.11” in the Credit Agreement and the other Loan Documents shall be deemed to be references to “the financial covenant set forth in Section 7.11”, and all other references to “covenants” in the Credit Agreement and the other Loan Documents made in the context of financial covenants and/or Section 7.11 of the Credit Agreement shall be deemed to be references to “covenant” (in each case, unless the context shall require otherwise).

(f)            The definition of “Applicable Commitment Fee” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Applicable Commitment Fee” means a percentage per annum equal to 0.50%.

(g)           The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Applicable Rate” means a percentage per annum equal to:

(a)           with respect to Term B-1 Loans (i) 3.25% per annum for Eurodollar Rate Loans, and (ii) 2.25% per annum for Base Rate Loans; and

(b)           with respect to the Revolving Credit Facility, (i) from the First Refinancing  Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the first full fiscal quarter ending after the First Refinancing Date, 3.25% per annum for Eurodollar Rate Loans, and 2.25% per annum for Base Rate Loans, and (ii) thereafter, the applicable percentage per annum set forth below, as determined by reference to the Total Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate

Pricing Level	Total Senior Secured Leverage Ratio	Eurodollar Rate and Letters of Credit	Base Rate
1	< 2.50 :1.00	3.00%	2.00%
2	> 2.50:1.00	3.25%	2.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Senior Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that “Pricing Level 2” shall apply (x) as of the first Business Day at any time after the date on which a Compliance Certificate was required to have been delivered but was not delivered, until the first Business Day immediately following the date on which such Compliance Certificate is delivered, or (y) at all times if an Event of Default shall have occurred and be continuing.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

(h)           The definition of “BAS” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“BAS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (formerly Banc of American Securities LLC) and its successors.

(i)            The definition of “Cash Management Bank” in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “as of the Closing Date,” in clause (ii) of such definition, and replacing it with the phrase “as of the Closing Date, or as of the First Refinancing Date,”.

(j)            The definition of “Cumulative Credit” in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting the word “or” immediately after the words “Restricted Payments” in the final clause of such definition, (ii) deleting the comma immediately preceding the words “prepayments of Junior Financing” in the final clause of such definition, and (iii) deleting the words “or Capital Expenditures to the extent permitted hereunder” appearing immediately following the words “prepayments of Junior Financing”.

(k)           The definition of “Co-Documentation Agents” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Co-Documentation Agents” means Citibank, N.A., Mizuho Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corporation.

(l)            The definition of “Co-Syndication Agents” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Co-Syndication Agents” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and CS Securities, as Co-Syndication Agents under the Loan Documents.

(m)          The definition of “Fee Letter” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Fee Letter” means, collectively, (i)  the Fee Letter, dated July 14, 2010, among Holdings, Barclays Bank, BAS, Banc of America Bridge LLC, Bank of America, N.A., CS Securities and Credit Suisse AG, and (ii) the Fee Letter, dated February 11, 2011, among

Holdings, the Borrower, Barclays Bank, BAS and CS Securities.

(n)           The definition of “Hedge Bank” in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “as of the Closing Date,” in clause (ii) of such definition, and replacing it with the phrase “as of the Closing Date, or as of the First Refinancing Date,”.

(o)           The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” prior to clause (viii) thereof and replacing it with a comma, and (ii) inserting the phrase “, and (ix) the First Amendment and Refinancing Agreement” immediately preceding the period at the end of such definition.

(p)           The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Maturity Date” means: (a) with respect to the Revolving Credit Facility, the earlier of (i) October 1, 2015 and (ii) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments, and the Swing Line Commitments pursuant to Section 2.06(a) or 8.02; and (b) with respect to the Term B-1 Facility, the earliest of (i) October 1, 2017, (ii) the date of termination in whole of the Term B-1 Commitments pursuant to Section 2.06(a) prior to any Term B-1 Borrowing and (iii) the date that the Term B-1 Loans are declared due and payable pursuant to Section 8.02.

(q)           The definition of “Revolving Credit Commitment” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 hereto under the heading “Revolving Credit Commitment”, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate Commitment of all Revolving Credit Lenders shall be $200,000,000 on First Refinancing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

(r)            The definition of “Specified Refinancing Term Loans” in Section 1.01 of the Credit Agreement is hereby amended by inserting a parenthetical clause stating “(for the avoidance of doubt, the Term B-1 Loans shall, at the time made, constitute “Specified Refinancing Term Loans” with respect to the term loan indebtedness refinanced thereby)” immediately preceding the period at the end of such definition.

(s)           The definition of “Term Loan” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Term Loan” means a Term B-1 Loan.

(t)            The definition of “Term Loan Facility” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

“Term Loan Facility” means the Term B-1 Facility.

(u)           The definition of “Total Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “net of up to an aggregate maximum of $125,000,000” in such definition, and replacing it with the phrase “net of up to an aggregate maximum of $150,000,000”.

(v)           The definition of “Total Senior Secured Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “net of up to an aggregate maximum of $125,000,000” in such definition, and replacing it with the phrase “net of up to an aggregate maximum of $150,000,000”.

(w)          The definition of “Unrestricted Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended by inserting the parenthetical phrase “(to the extent that compliance with such financial covenant is then required under Section 7.11)”, (i) at the end of clause (a)(ii) of such definition, immediately preceding the comma at the end of such clause, and (ii) at the end of clause (B) of the first proviso of such definition, immediately preceding the word “and” at the end of such clause.

(x)            Section 1.10 of the Credit Agreement is hereby amended by deleting the text of such Section in its entirety and replacing such deleted text with the following:

Notwithstanding anything to the contrary herein, the Total Leverage Ratio and the Total Senior Secured Leverage Ratio shall be calculated (including, but not limited to, for purposes of determining the Maximum Incremental Amount with respect to Sections 2.14(a), 2.16(a), and 2.17(a), on a Pro Forma Basis with respect to each  Specified Transaction occurring during the applicable four quarter period to which such calculation relates, or subsequent to the end of such four-quarter period but not later than the date of such calculation; provided that notwithstanding the foregoing, when calculating the Total Leverage Ratio and the Total Senior Secured Leverage Ratio for purposes of (i) determining the applicable percentage of Excess Cash Flow set forth in Section 2.05 and (ii) determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with any applicable covenant pursuant to Section 7.11, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis (and corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given pro forma effect.

(y)           Section 2.01(a) of the Credit Agreement is hereby amended by deleting the text of such Section in its entirety and replacing its heading with the phrase “[Intentionally Omitted]”.

(z)            Sections 2.01(b) of the Credit Agreement is hereby amended by deleting the such Section in its entirety and replacing such deleted Section with the following.

(b)           The Term B-1 Borrowing.  (i) Subject to the terms and conditions hereof, and of the First Amendment and Refinancing Agreement, each Term B-1 Lender severally agrees to make a Term B-1 Loan to the Borrower on the First Refinancing Date in the principal amount equal to its Term B-1 Commitment on the First Refinancing Date.

(ii)           The Borrower shall, pursuant to the First Amendment and Refinancing Agreement, and concurrently with its receipt of the proceeds of the Term B-1 Loans, pay (A) to all “Term B Lenders” (in respect of all “Term B Loans” existing prior to the First Refinancing Date), all outstanding principal amounts and all accrued and unpaid interest on the “Term B Loans” to, but not including, the First Refinancing Date, (B) to all such “Term B Lenders” the prepayment premium pursuant to Section 2.05(a)(iv) (with reference to the terms of such Section 2.05(a)(iv) as in effect prior to the occurrence of the First Refinancing Date), (C) to all “Term A Lenders” (in respect of all “Term A Loans” existing prior to the First Refinancing Date), all outstanding principal amounts and all accrued and unpaid interest on the “Term A Loans” to, but not including, the First Refinancing Date, and (D) to the “Term B Lenders” and “Term A Lenders” not party to the First Amendment and Refinancing Agreement, any applicable breakage loss or expense under Section 3.05.

(iii)          The Term B-1 Loans shall have the same terms as the “Term B Loans” as set forth in the Credit Agreement and Loan Documents (prior to First Refinancing Date), except as such terms are modified by the First Amendment and Refinancing Agreement.  For the avoidance of doubt, the Term B-1 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under the Credit Agreement and the other Loan Documents and shall have the same rights and obligations under the Credit Agreement and Loan Documents as the “Term B Loans” enjoyed prior to the First Refinancing Date (other than as modified by the First Amendment and Refinancing Agreement).

(iv)          The Term B-1 Borrowing shall consist of Term B-1 Loans made simultaneously by the Term B-1 Lenders in accordance with their respective Term B-1 Commitments.  Amounts borrowed under this Section 2.01(b) and subsequently repaid or prepaid may not be reborrowed.  Term B-1 Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.

(aa)         Section 2.01(c) of the Credit Agreement is hereby amended by deleting the text of clause (i) of such Section in its entirety and replacing it with  “(i) on the First Refinancing Date, (A) the aggregate Outstanding Amount of all Revolving Credit Loans plus the aggregate Outstanding Amount of all Swing Line Loans shall not exceed $20,000,000 and (B) no L/C Obligations may be outstanding other than those Letters of Credit listed on Schedule L to the First Amendment and Refinancing Agreement.”.

(bb)         Section 2.05(a)(i) of the Credit Agreement is hereby amended by deleting the last sentence of such Section in its entirety and replacing it with the following:

Subject to Section 2.19, each prepayment of outstanding Loans under the Term B-1 Loan Facility pursuant to this Section 2.05(a) shall be applied to the principal repayment installments of the Term B-1 Facility, as directed by the Borrower; and each such prepayment shall be paid to the Term B-1 Lenders on a pro rata basis.

(cc)         Section 2.05(a)(iv) of the Credit Agreement is hereby amended by replacing the phrase “within one (1) year after the Closing Date” set forth in such Section with the phrase “within one (1) year after the First Refinancing Date”.

(dd)         Section 2.05(b)(v) of the Credit Agreement is hereby amended by deleting the text of such Section in its entirety and replacing such deleted text with the following:

Subject to Sections 2.17(d)(v) and 2.19, each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied to the Term B-1 Facility and to the principal repayment installments thereof, first, in direct order of maturity, to the next succeeding four (4) quarterly principal repayment installments of the Term B-1 Facility that are due pursuant to Sections 2.07(a) (excluding the installment due on the Maturity Date) and, second, to the remaining principal repayment installments of the Term B-1 Facility on a pro rata basis; and each such prepayment shall be paid to the Term B-1 Lenders on a pro rata basis.

(ee)         Section 2.06(b) of the Credit Agreement is hereby amended by deleting clause (i) of such Section in its entirety and re-numbering the remaining clauses of such Section accordingly.

(ff)           Section 2.07 of the Credit Agreement is hereby amended by (i) deleting the text of clause (a) of such Section in its entirety and replacing the heading of such clause (a) with the phrase “[Intentionally Omitted].”, and (ii) deleting the text and table of clause (b) of such Section in its entirety and replacing them with the following text and table:

(a)           Term B-1 Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the Term B-1 Lenders the aggregate principal amount of all Term B-1 Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of Term B-1 Loans pursuant to Section 2.16 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Term B-1 Loans made as of the First Refinancing Date)):

Year	Date	Term B-1 Loan Principal Amortization Payment
Year 1	March 31, 2011	$4,375,000
	June 30, 2011	$4,375,000
	September 30, 2011	$4,375,000
Year 2	December 31, 2011	$4,375,000
	March 31, 2012	$4,375,000
	June 30, 2012	$4,375,000
	September 30, 2012	$4,375,000
Year 3	December 31, 2012	$4,375,000
	March 31, 2013	$4,375,000
	June 30, 2013	$4,375,000
	September 30, 2013	$4,375,000
Year 4	December 31, 2013	$4,375,000
	March 31, 2014	$4,375,000
	June 30, 2014	$4,375,000

	September 30, 2014	$4,375,000
Year 5	December 31, 2014	$4,375,000
	March 31, 2015	$4,375,000
	June 30, 2015	$4,375,000
	September 30, 2015	$4,375,000
Year 6	December 31, 2015	$4,375,000
	March 31, 2016	$4,375,000
	June 30, 2016	$4,375,000
	September 30, 2016	$4,375,000
Year 7	December 31, 2016	$4,375,000
	March 31, 2017	$4,375,000
	June 30, 2017	$4,375,000
	Maturity Date for Term B-1 Facility	$1,636,250,000

provided, however, that the final principal repayment installment of the Term B-1 Loans shall be repaid on the Maturity Date for the Term B-1 Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B-1 Loans outstanding on such date.

(gg)         Section 2.08(a) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing such deleted Section with the following:

(a)           Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the greater of (x) the Eurodollar Rate for such Interest Period and (y) 1.00%, plus (B) the Applicable Rate for Eurodollar Rate Loans under such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the greater of (x) 2.00% and (y) the Base Rate, plus (B) the Applicable Rate for Base Rate Loans under such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the greater of (x) 2.00% and (y) the Base Rate plus (B) the Applicable Rate for Base Rate Loans under the Revolving Credit Facility.

(hh)         Sections 2.09(a), 3.01(d), 5.08, 5.12, 5.19, 10.15(b) of the Credit Agreement are hereby amended by replacing each instance of the term “Closing Date” therein with the term “First Refinancing Date”.

(ii)           Section 2.14(a) of the Credit Agreement is hereby amended by replacing the phrase “for all such requests, together with all requests for an increase in the Term A Facility pursuant to Section 2.15, all requests for an increase in the Term B Facility pursuant to Section 2.16 and all requests for a New Term Facility pursuant to Section 2.17) not exceeding $300,000,000” set forth in such Section with the phrase “for all such requests, together with all requests for an increase in the Term B-1 Facility pursuant to Section 2.16, and all requests for a New Term Facility pursuant to Section 2.17) not exceeding the Maximum Incremental Amount”.

(jj)           Section 2.14(e) of the Credit Agreement is hereby amended by deleting clause (iii) of such Section in its entirety, and re-numbering the remaining clauses accordingly.

(kk)         Section 2.15 of the Credit Agreement is hereby amended by deleting the text of such Section in its entirety and replacing its heading with the phrase “[Intentionally Omitted].”.

(ll)           Section 2.16(a) of the Credit Agreement is hereby amended by replacing the phrase “for all such requests, together with all requests for an increase in the Term A Facility pursuant to Section 2.15, all requests for an increase in the Revolving Credit Facility pursuant to Section 2.14 and all requests for a New Term Facility pursuant to Section 2.17) not exceeding $300,000,000” set forth in such Section with the phrase “for all such requests, together with all requests for an increase in the Revolving Credit Facility pursuant to Section 2.14 and all requests for a New Term Facility pursuant to Section 2.17) not exceeding the Maximum Incremental Amount”.

(mm)       Section 2.16(e) of the Credit Agreement is hereby amended by deleting clause (v) of such Section in its entirety, and re-numbering the remaining clauses accordingly.

(nn)         Section 2.17(a) of the Credit Agreement is hereby amended by replacing the phrase “for all such requests, together with all requests for an increase in the Revolving Credit Facility pursuant to Section 2.14, all requests for an increase in the Term A Facility pursuant to Section 2.15 and all requests for an increase in the Term B Facility pursuant to Section 2.16) not exceeding $300,000,000” set forth in such Section with the phrase “for all such requests, together with all requests for an increase in the Revolving Credit Facility pursuant to Section 2.14 and all requests for an increase in the Term B-1 Facility pursuant to Section 2.16) not exceeding the Maximum Incremental Amount”.

(oo)         Section 2.17(d) of the Credit Agreement is hereby amended by (i) deleting clause (vii) of such Section in its entirety, and re-numbering the remaining clauses accordingly, (ii) deleting in its entirety subclause (B) of the re-numbered clause (vii) of such Section 2.17(d), and (iii) deleting the “(A)” and the word “and” at the end of subclause (A) in the re-numbered clause (vii) of such Section 2.17(d).

(pp)         Section 2.20(b) of the Credit Agreement is hereby amended by replacing the phrase “ten Business Days”, located in the second parenthetical clause of the third sentence of such Section, with the phrase “three Business Days”.

(qq)         Section 4.02(c) of the Credit Agreement is hereby amended by  inserting the phrase “which Request for Credit Extension shall be accompanied by a certification as to, and demonstrating in reasonable detail, compliance with the requirements of clause (d) below” immediately preceding to the period at the end of such Section.

(rr)           Section 4.02 of the Credit Agreement is hereby amended by inserting the following clause (d) at the end of such Section, immediately following the amended clause (c) thereof:

(d)           After giving effect to such extension of credit (and all prior extensions of credit under this Agreement), the Borrower shall be in Pro Forma Compliance with the financial covenant set out in Section 7.11 as of the last day of the four-quarter period to which the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b)

relates (regardless of whether the Borrower is otherwise required to comply with the financial covenant in such Section 7.11 at such time).

(ss)         Section 6.02 of the Credit Agreement is hereby amended by deleting clauses (a) and (b) of such Section in their entirety and replacing such deleted clauses with the following:

(a)           no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), but only to the extent permitted by accounting industry policies generally followed by independent certified public accountants, a certificate of its independent certified public accountants certifying such financial statements and, to the extent that the Borrower is required to comply with the financial covenant set forth in Section 7.11 with respect to the most recently ended fiscal quarter that is reported in such financial statements, stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default arising from a breach of Section 7.11 or, if any such Event of Default shall exist, stating the nature and status of such event;

(b)           no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), and regardless of whether the Borrower is required to comply with the financial covenant set forth in Section 7.11 with respect to most recently ended fiscal quarter that is reported in such financial statements, a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes;

(tt)           Section 6.11 of the Credit Agreement is hereby amended by deleting the text of such Section in its entirety and replacing it with the following text:

Use the proceeds of the Term B-1 Borrowings to refinance a portion of the amounts outstanding under the then-outstanding term loans on the First Refinancing Date, and (i) on the First Refinancing Date, use amounts borrowed under the Revolving Credit Facility to refinance the remaining balance of the amounts then-outstanding under the then-existing term loans, and to pay any fees, commissions and expenses associated with such refinancing, and (ii) after the First Refinancing Date, use amounts borrowed under the Revolving Credit Facility (A) to finance the working capital needs of the Borrower and its Restricted Subsidiaries and (B) for general corporate purposes of the Borrower and its Restricted Subsidiaries (including Permitted Acquisitions and other Investments permitted hereunder), in each case not in contravention of any Law or of any Loan Document.

(uu)         Section 6.13 of the Credit Agreement is hereby amended by inserting the word “not” immediately following the phrase “Except, in each case, to the extent that the failure to do so could”, located at the beginning of such Section.

(vv)         Section 7.02(i)(ii)(C) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

(C)           solely in the case of purchases and acquisitions made pursuant to Section 7.02(i)(ii), (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Event of Default or Default under Sections 8.01(a), (f) and (g) shall have occurred and be continuing and (2) immediately after giving Pro Form Effect to such purchase or other acquisition, the Total Senior Secured Leverage Ratio applicable to the Borrower and its Restricted Subsidiaries, determined on a Pro Forma Basis, shall not exceed the greater of (x) the then-applicable maximum permitted Total Senior Secured Leverage Ratio under Section 7.11 (regardless of whether the Borrower is otherwise required to comply with Section 7.11 at such time), and (y) 3.75:1.00, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from a Responsible Officer of the Borrower demonstrating such compliance calculation in reasonable detail; and

(ww)       Section 7.02(j) of the Credit Agreement is hereby amended by deleting the proviso at the end of such Section in its entirety.

(xx)          Section 7.02(o) of the Credit Agreement is hereby amended by deleting the proviso at the end of such Section in its entirety.

(yy)         Section 7.02(s) of the Credit Agreement is hereby amended by (i) deleting in its entirety clause (B) of the proviso in such Section and deleting the word “and” appearing immediately before such clause (B), and (ii) deleting the “(A)” in the proviso in such Section.

(zz)          Section 7.03(b)(xxi) of the Credit Agreement is hereby amended by replacing the phrase “$25,000,000 as a mandatory prepayment” located in the proviso of such Section with the phrase “$100,000,000 as a mandatory prepayment”.

(aaa)       Section 7.11 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

7.11         Financial Covenant.  So long as (a) any Revolving Credit Loans, any Swing Line Loans or any unreimbursed drawings under any Letters of Credit (not including drawings on Letters of Credit which have been Cash Collateralized by the Borrower to at least 105% of their maximum stated amount) remain outstanding, or (b) any Letters of Credit remain outstanding and undrawn (not including any Letters of Credit which have been Cash Collateralized by the Borrower to at least 105% of their maximum stated amount), permit the Total Senior Secured Leverage Ratio as of the end of any fiscal quarter of the Borrower set forth below to be greater than the ratio set forth below opposite such period:

Calendar Year	March 31	June 30	September 30	December 31
2011	4.75:1.00	4.75:1.00	4.75:1.00	4.50:1.00
2012	4.50:1.00	4.50:1.00	4.50:1.00	4.25:1.00
2013	4.25:1.00	4.25:1.00	4.25:1.00	4.00:1.00
2014	4.00:1.00	4.00:1.00	4.00:1.00	3.75:1.00
2015	3.75:1.00	3.75:1.00	3.75:1.00	3.50:1.00
2016	3.50:1.00	3.50:1.00	3.50:1.00	3.25:1.00
2017	3.25:1.00	3.25:1.00	3.25:1.00	––

(bbb)      Section 7.15 of the Credit Agreement is hereby amended by deleting the text of such Section in its entirety and replacing its heading with the phrase “[Intentionally Omitted].”.

(ccc)       Section 8.01(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

(b)           Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05 (solely with respect to the Borrower), 6.11 or Article VII (subject to, in the case of the financial covenant set forth in Section 7.11, the cure rights contained in Section 8.03 and the proviso at the end of this clause (b)), or Holdings fails to perform or observe any term, covenant or agreement contained in Section 7.16; provided, that a Default by the Borrower under Section 7.11 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to the Term B-1 Facility, any New Term Loan or any Specified Refinancing Debt (unless consisting of revolving credit facilities) unless and until the Required Revolving Lenders shall have terminated their Revolving Credit Commitments and declared all amounts outstanding under the Revolving Credit Facility to be due and payable; or

(ddd)      Section 8.02 of the Credit Agreement is hereby amended by deleting the introductory clause of such Section in its entirety and replacing it with the following:

8.02         Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or, if a Financial Covenant Event of Default occurs and is continuing, at the request of, or with the consent of, the Required Revolving Lenders only, and in such case only with respect to the Revolving Credit Facility, the Swing Line Facility, and any Letters of Credit, L/C Credit Extensions and L/C Obligations), take any or all of the following actions:

(eee)       Section 8.03 of the Credit Agreement is hereby amended by inserting the phrase “at any time when the Borrower is required to comply with such financial covenant, pursuant to the terms thereof” immediately following the phrase “set forth in Section 7.11” in the first sentence of such Section.

(fff)         Section 10.01 of the Credit Agreement is hereby amended by (i) inserting the parenthetical phrase “(other than with respect to any amendment or waiver contemplated in clause (h) below, which shall only require the consent of the Required Revolving Lenders)” immediately following the phrase “acknowledged by the Administrative Agent” in the first clause of such Section, (ii) deleting the word “or” following the semicolon at the end of clause (f) thereof, (iii) adding the word “or” following the semicolon at the end of clause (g) thereof, and (iv) and adding the following new clause (h) immediately following clause (g) of such Section:

(h)           (i) amend or otherwise modify Section 7.11 hereof, or (ii) waive or consent to any Default or Event of Default resulting from a breach of Section 7.11, without the written consent of the Required Revolving Lenders; provided, however, that the amendments, modifications, waivers and consents described in this clause (h) shall not require the consent of any Lenders other than the Required Revolving Lenders;

(ggg)      The list of Exhibits in the Credit Agreement is hereby amended by (i) deleting in its entirety the reference to “C-1  Term A Note”, and (ii) amending the reference to the “C-2 Term Note” to become a reference to the “C-2 Term B-1 Note”.

(hhh)      Schedule 2.01 to the Credit Agreement is hereby amended by replacing the “Schedule 2.01” presently attached to the Credit Agreement with the “Schedule 2.01” attached to this Refinancing Amendment.

(iii)          Exhibit C-2 to the Credit Agreement is hereby amended by replacing the “Exhibit C-2” presently attached to the Credit Agreement with the “Exhibit C-2” attached to this Refinancing Amendment.

(jjj)          Exhibit C-3 to the Credit Agreement is hereby amended by replacing the “Exhibit C-3” presently attached to the Credit Agreement with the “Exhibit C-3” attached to this Refinancing Amendment.

(kkk)       Exhibit D to the Credit Agreement is hereby amended by replacing the “Exhibit D” presently attached to the Credit Agreement with the “Exhibit D” attached to this Refinancing Amendment.

Section 4.              Representations and Warranties.  Each of Holdings and the Borrower hereby represents and warrants to the Refinancing Lenders, the Administrative Agent and the Agents, as of the date hereof and the First Refinancing Date that:

(a)           Before and after giving effect to this Refinancing Amendment, the representations and warranties of the Borrower and Holdings contained in Article V of the Amended Credit Agreement, or in any other Loan Document, shall be true and correct in all material respects (and in all respects if already qualified by materiality or Material Adverse Effect) on and as of such date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if already qualified by materiality or Material Adverse Effect) as of such earlier date and (ii) that for purposes of this Section 4, the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished prior to the Closing Date or pursuant to Section 6.01(a) and Section 6.01(b) of the Credit Agreement.

(b)           At the time of and after giving effect to this Refinancing Amendment, no Default or Event of Default has occurred and is continuing.

Section 5.              Conditions to Effectiveness.   This Refinancing Amendment, and the obligations of the Refinancing Lenders to make their respective Commitments, and to fund their respective Loans, as specified in Sections 1 and 2 hereof and in Section 2.01 of the Amended Credit Agreement, shall become effective on and as of the Business Day occurring on or before March 9, 2011 on which the following conditions precedent shall have been satisfied or waived in accordance with Section 10.01 of the Amended Credit Agreement (such date, the “First Refinancing Date”):

(a)           The receipt by the Administrative Agent (or its counsel) of the following, each of which shall be originals or facsimiles or “.pdf” files (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the First Refinancing Date (or, in the case of certificates of governmental officials, a recent date before the First Refinancing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(1)           executed counterparts of this Refinancing Amendment (including counterparts executed and delivered by Existing Lenders constituting the “Required Lenders” under the Credit Agreement);

(2)           counterparts to a reaffirmation agreement, executed by each Loan Party that is not a party to this Refinancing Amendment, reaffirming their guarantees and grants of security made pursuant to the Loan Documents, which reaffirmation agreement shall be in form and substance reasonably acceptable to the Administrative Agent; and

(3)           a Note executed by the Borrower in favor of each Lender who shall have requested a Note not less than three Business Days prior to the First Refinancing Date.

(b)           The receipt by the Administrative Agent (or its counsel) of the following, each of which shall be originals or facsimiles or “.pdf” files (followed promptly by originals) unless otherwise specified;

(1)           such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each of the Borrower and Holdings as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Refinancing Amendment and any other documents executed in conjunction herewith to which the Borrower and Holdings is a party, or is to be a party;

(2)           such documents and certifications (including, without limitation, Organizational Documents and good standing certificates) as the Administrative Agent may reasonably require to evidence that each of the Borrower and Holdings is duly organized or formed, and that each of the Borrower and Holdings is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(3)           an opinion of Latham & Watkins LLP, counsel to the Borrower and Holdings, addressed to each the Administration Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent; and

(4)           not later than 1:00 p.m. (New York City time) on the Business Day immediately preceding the date of the proposed Credit Extensions pursuant hereto, one or more Committed Loan Notices delivered in respect of the initial Credit Extensions to be made under the Term B-1 Facility and the Revolving Credit Facility under the Amended Credit Agreement.

(c)           The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower (prepared giving effect to the Refinancing), substantially in the form attached to the Credit Agreement as Exhibit I, together with supporting financial statements and calculations to the extent reasonably requested by the Administrative Agent.

(d)           No Default or Event of Default shall exist, or would result from the execution and delivery of this Refinancing Amendment, from the Refinancing and the related Credit Extensions, or from the application of the proceeds of such Credit Extensions.

(e)           The representations and warranties of the Borrower and Holdings made pursuant to Section 4 of this Refinancing Amendment shall be true and correct as of the First Refinancing Date.

(f)            After giving effect to the Refinancing and the related Credit Extensions, the Borrower shall be in Pro Forma Compliance with the financial covenant set out in Section 7.11 of the Credit Agreement for the four-quarter period to which the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) of the Credit Agreement relates.

(g)           Except to the extent that such conditions shall have been waived pursuant to Section 1 of this Refinancing Amendment, the conditions to the incurrence of Specified Refinancing Debt set forth in Section 2.20 shall be satisfied as of the First Refinancing Date.

(h)           The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the matters set forth in Sections 5(d), 5(e) and 5(f) hereof, and with respect to the conditions set forth in Section 2.20(a) of the Credit Agreement, Section 5(g) hereof; provided, that such certificate shall include reasonably detailed calculations demonstrating compliance with, and satisfaction of, the conditions set forth in Section 5(f) above.

(i)            The Administrative Agent shall have received a copy of the written notice from the Borrower requesting the Credit Extensions constituting the Specified Refinancing Debt, executed and delivered by the Borrower pursuant to Section 2.20(b) of the Credit Agreement.

(j)            Not later than 1:00 p.m. (New York City time) on the Business Day immediately preceding the date of the anticipated prepayments pursuant hereto, the Administrative Agent shall have received a prepayment and commitment reduction notice issued by the Borrower indicating (i) the anticipated date of such prepayments, and (ii) the Borrower’s intention to repay in full of the Term A Loans, repay in full of the Term B

Loans and repay in full, and permanently reduce the Commitments under, the Revolving Credit Facility under the Credit Agreement, in each case on the terms set forth in this Refinancing Amendment.

(k)           All costs, fees, expenses (including without limitation legal fees and expenses, title premiums, survey charges and recording taxes and fees) and other compensation contemplated by (A) the Credit Agreement, (B) the Engagement Letter, dated as of February 8, 2011, among the Borrower, Holdings and the Arrangers (the “Engagement Letter”), and (C) the Fee Letter (as defined in the Amended Credit Agreement), payable to the Arrangers, the Agents or the Lenders shall have been paid to the extent due (and, in the case of expenses, invoiced in reasonable detail) required to be paid on the First Refinancing Date shall have been paid.

(l)            The Borrower shall have permanently reduced, pursuant to Section 2.06(a) of the Credit Agreement, the Revolving Credit Commitments under the Credit Agreement to no more than an aggregate amount equal to $200,000,000 immediately prior to the conversion of the Revolving Credit Commitments under the Credit Agreement into Revolving Credit Commitments under the Amended Credit Agreement.

(m)          The Borrower shall have paid to the Administrative Agent on the First Refinancing Date, for the account of the Term A Lenders, the Term B Lenders and the Revolving Lenders under the Credit Agreement, as applicable, (x) all outstanding principal amounts under, and all accrued and unpaid interest on, the Term A Loans, on the Term B Loans and under the Revolving Credit Facility to, but not including, the First Refinancing Date, (y) the prepayment premium payable pursuant to Section 2.05(a)(iv) of the Credit Agreement, and (z) all accrued but unpaid commitment fees, letter of credit fees, letter of credit reimbursement amounts, other fees and other amounts payable with respect to the Term A Facility, the Term B Facility and the Revolving Credit Facility under the Credit Agreement, and after giving effect to the Refinancing and the other transactions contemplated hereby, there shall be no amounts of principal, interest, fees or other amounts outstanding under the Term A Facility, Term B Facility or the Revolving Credit Facility under the Credit Agreement (other than in respect of any undrawn Letters of Credit issued under the Credit Agreement prior to the First Refinancing Date).

Section 6.              Refinancing Lender Waivers.  The Refinancing Lenders and the Administrative Agent each hereby consent and agree that, notwithstanding the provisions of Section 2.02(a) of the Amended Credit Agreement, the Borrower may deliver one or more Committed Loan Notices in respect of the initial Credit Extensions to be made on the First Refinancing Date under the Term B-1 Facility and under the Revolving Credit Facility (under the Amended Credit Agreement), not later than 1:00 p.m. E.S.T. on the Business Day immediately preceding the date of such proposed Credit Extensions.

Section 7.              Reference to and Effect on the Credit Agreement; Confirmation of Holdings.

(a)           On and after the effectiveness of this Refinancing Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Refinancing Amendment (the Credit Agreement, as so amended, the “Amended Credit Agreement”).

(b)   Each Loan Document, after giving effect to this Refinancing Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Agreement, each reference in each of the Loan Documents (including the Security  Agreement, each Guaranty and the other Collateral Documents) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Refinancing Amendment.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Loan Parties under the Loan Documents, as amended by, and after giving effect to, this Refinancing Amendment, in each case subject to the terms thereof.

(c)   Each Loan Party party hereto hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Collateral Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Secured Obligations under the Loan Documents, including, without limitation, all Obligations resulting from or incurred pursuant to the this Refinancing Amendment and the Credit Extensions made pursuant hereto, in each case subject to the terms thereof, and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to the Guaranty to which it is a party.

(d)   The execution, delivery and effectiveness of this Refinancing Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.

Section 8.              Costs, Expenses.  The Borrower hereby agrees to pay on demand all reasonable out of pocket costs and expenses of the Administrative Agent and the Arrangers (including without limitation legal fees and expenses, title premiums, survey charges and recording taxes and fees)  in connection with the preparation, execution and delivery of this Refinancing Amendment and the other instruments and documents to be delivered hereunder, in accordance with the terms of Section 10.04 of the Credit Agreement.

Section 9.              Initial Syndication of Term B-1 Loans.  The Borrower, pursuant to its consent right with respect the assignment of Loans under Section 10.07(b) of the Amended Credit Agreement, hereby consents to the assignment of any or all of the Loans and Commitments (in each case, as defined in the Amended Credit Agreement) made pursuant hereto in connection with the initial syndication of such Loans and Commitments (a) by any Lender party hereto to (i) any of the persons listed on the list of prospective lenders delivered to the Borrower by the Administrative Agent or its counsel on or prior to the date hereof, or to the affiliates of and/or funds managed or controlled by, such persons (collectively, the “Prospective

Lenders”) or (ii) any Arranger, any Lender or any affiliate of any Arranger or any Lender, and/or (b) by any Lender, any Arranger or any affiliate of any Arranger or any Lender to any Prospective Lender.

Section 10.            Counterparts.  This Refinancing Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or other electronic transmission of a scanned image of an executed counterpart of a signature page to this Refinancing Amendment and each other Loan Document shall be effective as delivery of an original executed counterpart of this Refinancing Amendment and such other Loan Document.  The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 11.            Survival of Representations and Warranties.  All representations and warranties made hereunder or in other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 12.            Loan Document.  This Refinancing Amendment is a “Loan Document” under, and as defined in, the Amended Credit Agreement, and may not be amended, modified or waived except in accordance with the terms and conditions of Section 10.01 of the Amended Credit Agreement.

Section 13.            Integration.  This Refinancing Amendment, along with the Amended Credit Agreement, the Engagement Letter and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

Section 14.            Severability.  If any provision of this Refinancing Amendment or any other Loan Document is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Refinancing Amendment and the other Loan Documents shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.            Headings.  The headings of this Refinancing Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 16.            WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS REFINANCING AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS REFINANCING AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

SECTION 17.       GOVERNING LAW.  THIS REFINANCING AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment and Refinancing Agreement to be duly executed as of the date first above written.

NBTY, INC.

By:
Name:
Title:

ALPHABET HOLDING COMPANY, INC.

By:
Name:
Title:

[SIGNATURE PAGE]

BARCLAYS BANK PLC,
as Administrative Agent, L/C Issuer and
Swing Line Lender

By:
Name:
Title:

[SIGNATURE PAGE]

IN WITNESS WHEREOF, the undersigned has caused this First Amendment and Refinancing Agreement to be executed and delivered by a duly authorized officer as of                                               , 2011.

[ ],
as Existing Lender and Refinancing Lender

By:
Name:
Title:

[SIGNATURE PAGE]

IN WITNESS WHEREOF, the undersigned has caused this First Amendment and Refinancing Agreement to be executed and delivered by a duly authorized officer as of                                               , 2011.

[ ],
as Additional Lender and Refinancing Lender

By:
Name:
Title:

[SIGNATURE PAGE]